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                                                                   EXHIBIT 10.12


                         DEFERRED COMPENSATION AGREEMENT


         AGREEMENT made as of the 4th day of April, 1993, by and between Polo Ralph Lauren Corporation, a corporation organized under the laws of the State of New York (the "Company"), and Michael J. Newman (the "Executive").

         The Board of Directors of the Company (the "Board") recognizes that the Executive's contribution to the growth and success of the Company has been substantial. The Board desires to assure itself of the continued employment of the Executive by providing an incentive for him to continue his employment with the Company.

         In order to effect the foregoing, the Company and the Executive wish to enter into a Deferred Compensation Agreement on the terms and conditions set forth below.

         Accordingly, in consideration of the premises and covenants hereinafter contained, the parties hereto agree as follows:

Section 1. Deferred Compensation Account; Contributions to Trust.

                  (a) The Company shall credit to a book reserve (the "Deferred Compensation Account") established for this purpose, commencing as of April
1993, and for each month thereafter through and including March 2003, an amount equal to 20% of the Executive's base salary for such month; provided that the Executive is employed with the Company on the last business day of such month. The Deferred Compensation Account shall be debited or credited with amounts representing all
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losses or earnings debited or credited to an account (the "Account") established in respect of the Executive under the Trust (as hereinafter defined).

                  (b) Any amounts represented by credits made to the Deferred Compensation Account in accordance with the first sentence of paragraph (a) above shall be contributed by the Company on the last business day of each month to the trust (the "Trust") established under the Trust Agreement substantially in the form of Exhibit A annexed hereto (the "Trust Agreement"); provided, however, that amounts represented by credits in respect of the month of April 1993 and all subsequent completed calendar months to the date of execution hereof shall be contributed to the Trust within 3 business days after execution of this Agreement with simple interest of 6% per annum from the effective date of this Agreement. Amounts contributed to the Trust and credited to the Executive's Account thereunder shall be invested and reinvested, at the direction of the Executive, in accordance with the provisions of the Trust Agreement.

                  (c) The Executive agrees on behalf of himself and his designated beneficiary to assume all risk in connection with any debits or credits made to his Account under the Trust by reason of losses or earnings on investments made in accordance with the provisions of the Trust Agreement.

Section 2. Benefit Payments.

                  (a) On the earlier of (i) April 1, 2003 and (ii) the earliest date reasonably practicable following the Executive's termination of employment with the Company for any reason, the Company shall pay (or cause to be paid from the Trust) to the Executive or to the Executive's beneficiary or estate (in the event of his death)
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in cash a lump sum amount equal to the vested amount (determined pursuant to
Section 3 hereof) reflected in the Deferred Compensation Account as of the date of such termination.

                  (b) The beneficiary referred to in paragraph (a) above may be designated or changed by the Executive (without the consent of any prior beneficiary) on a form provided by the Company and delivered to the Company before his death. If no such beneficiary shall have been designated, or if no designated beneficiary shall survive the Executive, the lump sum payment payable under paragraph (a) above shall be payable to the Executive's estate.

Section 3. Vesting.

                  (a) Except as provided in paragraph (b) below, the Executive's interest in the Deferred Compensation Account shall vest at the rate of 20% per year, commencing on the first anniversary of April 4, 1993, and on each of the following four anniversaries thereof, thereby becoming 100% vested on April 4, 1998, but only if the Executive is actively employed by the Company and has remained continuously so employed from the date hereof to and including the applicable anniversary date. The Executive shall not be deemed to be actively employ for a period during which the Executive remains on the payroll for the purpose of collecting salary pursuant to a severance or similar termination arrangement.

                  (b) In the event that (i) the Executive dies, (ii) the Executive's employment is terminated by reason of Disability (as hereinafter defined), (iii) the Executive's employment is terminated by the Company for other than Cause (as hereinafter defined) or (iv) the Executive terminates employment for Good Reason (as
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hereinafter defined), then the Executive's Deferred Compensation Account shall be 100% vested.

                  For purposes of this Agreement:

                  Termination of employment by reason of "Disability" shall mean, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full-time basis for the entire period of six consecutive months.

                  "Cause" shall mean (i) the willful and continued failure by the Executive to substantially perform his duties hereunder after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties, or (ii) the Executive's conviction of any crime (whether or not involving the Company) constituting a felony or (iii) the willful engaging by the Executive in misconduct that is materially injurious to the Company, monetarily or otherwise (including, but not limited to, conduct that constitutes competitive activity) or that subjects, or if generally known, would subject the Company to public ridicule or embarrassment. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (x) reasonable written notice to the Executive setting forth the reasons for the Company's intention to terminate for Cause, (y) an opportunity for the Executive, together with his counsel,
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to be heard before the Board and (z) delivery to the Executive of a notice of termination from the Board finding that in the good faith opinion of the Board the Executive was guilty of the conduct set forth above in clauses (i) - (iii) hereof, and specifying the particulars thereof in detail.

                  "Good Reason" shall mean (i) the assignment to the Executive of a title or duties inconsistent with those of a senior executive of the Company, (ii) a reduction by the Board of the Executive's salary, or (iii) a failure by the Company to comply with any material provision of the employment agreement entered into between the Executive and the Company as of October 26, 1993, or any successor agreement thereto, that has not been cured within thirty
(30) days after notice of such noncompliance has been given by the Executive to the Company.

Section 4. Unfunded Arrangement.

                  It is the intention of the parties hereto that the arrangement described in this Agreement be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Nothing contained in this Agreement or the Trust Agreement and no action taken pursuant to the provisions of this Agreement or the Trust Agreement shall create or be construed to create a fiduciary relationship between the Company and the Executive, his designated beneficiary or any other person. Any funds that may be invested under the provisions of the Trust Agreement shall continue for all purposes to be a part of the general funds of the Company and no person other than the Company shall by virtue of the provisions of this Agreement have any interest in such funds. To the extent that any person acquires a right to receive payments from the Company under this Agreement,
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such right shall be no greater than the right of any unsecured general creditor of the Company. This Agreement constitutes a mere promise by the Company to make a benefit payment in the future.

Section 5. Nonalienation of Benefits.

                  The right of the Executive or any other person to the payment of deferred compensation or other benefits under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Executive or the Executive's beneficiary or estate.

Section 6. No Right to Employment.

                  Nothing contained herein shall be construed as conferring upon the Executive the right to continue in the employ of the Company as an executive or in any other capacity.

Section 7.  Effect on Other Benefits.

                  Any deferred compensation payable under this Agreement shall not be deemed salary or other compensation to the Executive for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Company for the benefit of its employees.

Section 8. Binding Agreement.

                  This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Executive and his heirs, executors, administrators and legal representatives.
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Section 9. Governing Law.

                  This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to its conflict of laws principles.

Section 10. Validity.

                  The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

Section 11. Counterparts.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

Section 12. Arbitration.

                  Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in the City of New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The expense of such arbitration shall be shared equally by the Company and by the Executive; provided that the arbitrator shall be entitled to include as part of the award to the prevailing party the reasonable legal fees and expenses incurred by such party in an amount not to exceed $25,000 in connection with enforcing its rights hereunder.

Section 13. Amendment.

                  The Agreement may be amended in whole or in part by a written instrument executed by both parties hereto.
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                   IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers and the Executive has hereunto set his hand and seal as of the date first above written.

                                   POLO RALPH LAUREN CORPORATION


                                   By  /s/ Peter Strom
                                       -----------------------------

                                       /s/ Michael J. Newman
                                       -----------------------------
                                           Michael J. Newman
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                               AMENDMENT NO. 1 TO
                         DEFERRED COMPENSATION AGREEMENT

                  Agreement dated as of October 31, 1994 between Polo Ralph Lauren Corporation ("Polo"), Polo Ralph Lauren, L.P. (the "Partnership") and Michael J. Newman ("Executive").

                  Polo and Executive are parties to a certain Deferred Compensation Agreement dated as of the 4th day of April, 1993 (the "Agreement").

                  Polo has transferred substantially all of its assets and liabilities and its business to the Partnership as of the date first written above.

                  The parties wish to confirm and acknowledge that Polo has assigned to the Partnership and the Partnership has assumed, all rights, duties and obligations of Polo under the Agreement.

                  NOW, THEREFORE, intending to be bound the parties hereby agree as follows with effect from the first date written above.

                  1. All references to the Company under the Agreement shall refer to Polo Ralph Lauren, L.P., a Delaware limited partnership, and all notices shall be addressed to that entity. The Partnership hereby agrees to fulfill all the duties and obligations of the Company under the Agreement and to be bound by the terms thereof.

                  2. Except where the context requires otherwise, references in the Agreement to the "Board of Directors" of the Company or its "Board" shall mean the executive or managing board of the Company which is vested with the authority to hire and dismiss the executive officers of the Company and if that power is vested in a general partner of the Company then such reference shall be to the Board of
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Directors or the executive or managing board, as the case may be, of such general partner.

                  3. The Agreement remains in full force and effect and unmodified except as herein provided.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

                                         POLO RALPH LAUREN CORPORATION, a New

                                           York corporation

                                         By: /s/ Victor Cohen
                                             --------------------------------
                                         POLO RALPH LAUREN, L.P., a Delaware
                                           limited partnership

                                         By: POLO RALPH LAUREN CORPORATION,

                                           General Partner

                                         By: /s/ Victor Cohen
                                             --------------------------------

                                         EXECUTIVE:

                                             /s/ Michael J. Newman
                                             --------------------------------